Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Tara Szerpicki
Investor Relations
Boykin Lodging Company
(216) 430-1333
InvestorRelations@boykinlodging.com
Boykin Lodging Announces Sale of Fort Myers Property
Cleveland, Ohio, September 11, 2006 — Boykin Lodging Company (NYSE: BOY), a hotel real estate investment trust, today announced that a subsidiary of the Company sold the Best Western Fort Myers Island Gateway Hotel, located in Fort Myers, Florida, to an unrelated third party for a price of $11.225 million. The Company intends to use the net proceeds from the sale for general corporate purposes.
Boykin Lodging Company is a real estate investment trust that focuses on the ownership of full-service, upscale commercial and resort hotels. The Company currently owns interests in 19 hotels containing a total of 5,480 rooms located in 13 states, and operating under such internationally known brands as Doubletree, Marriott, Hilton, Radisson, Embassy Suites, and Courtyard by Marriott among others. For more information about Boykin Lodging Company, visit the Company’s website at http://www.boykinlodging.com.
Forward Looking Statements:
This news release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 regarding the Company, including those statements regarding the expected effects, timing and completion of the proposed transactions, among others. Except for historical information, the matters discussed in this release are forward-looking statements that involve risks and uncertainties that may cause results to differ materially from those set forth in those statements. For example, among other things, (1) the Company may be unable to obtain shareholder approval required for its proposed merger with Braveheart Investors LP; (2) conditions to the closing of the proposed merger may not be satisfied; (3) the proposed merger may involve unexpected costs or unexpected liabilities; (4) the businesses of the Company may suffer as a result of uncertainty surrounding the proposed merger; (5) the settlement of the putative shareholder class action lawsuits filed against the Company and each of its directors is subject to court approval; and (6) the Company may be adversely affected by economic, business, and/or competitive factors, including real estate conditions, and hotel acquisition and disposition programs. Additional factors that may affect the future results of the Company are set forth in its filings with the Securities and Exchange Commission, which are available at http://www.boykinlodging.com and http://www.sec.gov. Unless required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Additional Information and Where to Find It:
In connection with the proposed transaction, a definitive proxy statement and proxy statement supplement of Boykin Lodging Company and other materials have been filed with the SEC. INVESTORS ARE URGED TO READ THE PROXY STATEMENT, PROXY STATEMENT SUPPLEMENT AND THESE OTHER MATERIALS CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT BOYKIN LODGING COMPANY AND THE PROPOSED TRANSACTION. Investors can obtain free copies of the proxy statement and proxy statement supplement as well as other filed documents containing information about Boykin Lodging Company at http://www.sec.gov, the SEC’s free website. Free copies of Boykin Lodging Company’s SEC filings are also available on Boykin Lodging Company’s website, http://www.boykinlodging.com.
Participants in the Solicitation:
Boykin Lodging Company and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from Boykin Lodging Company’s shareholders with respect to the proposed transaction. INFORMATION REGARDING BOYKIN LODGING COMPANY’S EXECUTIVE OFFICERS AND DIRECTORS IS SET FORTH IN THE COMPANY’S PROXY STATEMENTS FILED ON APRIL 25, 2006 AND AUGUST 4, 2006. More detailed information regarding the identity of potential participants, and their direct or indirect interest, by securities, holdings or otherwise, are set forth in the definitive proxy statement and other material filed with the SEC in connection with the proposed transaction.